Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Reliv’ International, Inc. and Subsidiaries of our report dated March 10, 2006, with respect to the consolidated financial statements of Reliv’ International, Inc. and Subsidiaries, included in the 2005 Annual Report to Shareholders of Reliv’ International, Inc. in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-131974) of Reliv’ International, Inc., as amended,

2)	Registration Statement (Form S-8 No. 333-67639) pertaining to the Reliv’ International, Inc. 1998 Distributor

Stock Purchase Plan, as amended,

3)	Registration Statement (Form S-8 No. 333-67921) pertaining to the Reliv’ International, Inc. 401(k) Plan,

4)	Registration Statement (Form S-8 No. 34256) pertaining to the Reliv’ International, Inc. 1999 Stock Option Plan,

5)	Registration Statement (Form S-8 No. 333-67492) pertaining to the Reliv’ International, Inc. 2001 Stock Option Plan, and

6)	(Form S-8 No. 333-107914) pertaining to the Reliv’ International, Inc. 2003 Stock Option Plan;
of our report dated March 10, 2006, with respect to the consolidated financial statements of Reliv’ International, Inc. and Subsidiaries incorporated herein by reference, our report dated March 10, 2006, with respect to Reliv’ International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reliv’ International, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Reliv’ International, Inc. included in this Annual Report (Form 10-K) of Reliv’ International, Inc.
/s/ Ernst & Young LLP
St. Louis, Missouri
March 10, 2006